Exhibit 99.1

New Horizons Announces Delay in Filing of Annual Report on Form 10-K

ANAHEIM, CA, March 16, 2005 - New Horizons Computer Learning Centers (Nasdaq: NEWH), the world’s largest independent IT training company, today announced that the Company will delay filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with the Securities and Exchange Commission.  Management has determined that the Company requires additional time to prepare analyses and schedules which support the amounts and disclosures provided in the Company’s consolidated financial statements for the year ended December 31, 2004, and prepare management’s annual report on internal control over financial reporting.  In turn, the independent registered public accounting firm auditing the Company’s consolidated financial statements for the year ended December 31, 2004 requires additional time to complete its audit procedures in order to provide the Company with its audit report and attestation report on management’s assessment of the Company’s internal control over financial reporting.

The delay in remedying the deficiencies in the Company’s internal control environment and preparing the aforementioned reports is due in part to the resignation of key senior accounting and finance personnel of New Horizons in late 2004, including the Company’s Chief Financial Officer and Controller, which resulted in the loss of significant knowledge and experience with regard to the Company’s accounting policies and procedures, and increased the time required to perform the control procedures and develop financial information necessary to prepare the information required to be included in Form 10-K.  Consequently, the independent registered public accounting firm auditing the Company’s consolidated financial statements for the year ended December 31, 2004 informed the Company that it would need additional time to complete its audit procedures because of difficulties and delays encountered during the audit process and identified significant deficiencies and material weaknesses in the Company’s internal controls over financial reporting.

As of the date of this press release, New Horizons is unable to determine the date on which management will complete its self-assessment and when the Company’s independent registered public accounting firm will complete its independent assessment of the Company’s internal controls and deliver its opinion on the Company’s financial statements.  As a result, the Company is unable to determine the date on which it will be able to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

About New Horizons Computer Learning Centers

Anaheim-based New Horizons Computer Learning Centers was named the world’s largest independent IT training company by IDC in 2004. New Horizons is a subsidiary of New Horizons Worldwide Inc. (Nasdaq: NEWH).  Through its Integrated Learning offering, New Horizons provides customer-focused computer training choices with a wide variety of tools and resources that reinforce the learning experience.  With more than 250 centers in 50 countries, New Horizons sets the pace for innovative training programs that meet the changing needs of the industry.  Featuring the largest sales force in the IT training industry, New Horizons has over 2,100 account executives, 2,400 instructors and 2,100 classrooms. For more information, visit www.newhorizons.com.

Forward-Looking Statements

The Company is making this statement in order to satisfy the “safe harbor” provisions contained in the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements.  These forward-looking statements represent New Horizon’s expectations or beliefs concerning future events and include statements, regarding, among others, the Company’s ongoing review, documentation and assessment of its internal controls over financial reporting; the review of the Company’s internal controls over financial reporting performed by the Company’s independent registered public accounting firm, the adequacy of management’s assessment of its internal controls over financial reporting, and the ability of the Company’s independent registered public accounting firm to deliver its opinion on the Company’s financial statements; the Company’s ability to file its Annual Report on Form 10-K for the year ended December 31, 2004 in a timely fashion or at all; and the ability of the Company to remediate material weaknesses and deficiencies, both those identified as of the date of this press release and those yet-to-be identified.  These statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements.  Additional factors that could cause actual results to differ include, but are not limited to (i) completion of the year end audit by the Company’s independent registered public accounting firm which may delay, or prevent, the Company from filing its Form 10-K in a timely fashion or at all; (ii) adjustments that the Company’s independent registered public accounting firm may be required to make in connection with its year-end audit; (iii) failure by the Company to comply with Section 404 of Sarbanes-Oxley in a timely fashion or at all, (iv) identification by the Company or its independent registered public accounting firm of additional material weaknesses or significant deficiencies in the Company’s internal controls and procedures and/or documentation thereof; (v) the inability of the Company’s independent registered public accounting firm to complete its assessment of the Company’s internal controls and procedures thus causing the Company to be unable to file its Form 10-K for the year ended December 31, 2004; and (vi) other events and other important factors disclosed previously and from time to time in New Horizons’ filings with the Securities and Exchange Commission, including the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2004.  New Horizons assumes no obligation to update the information in this press release.

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Contact:

New Horizons Worldwide, Inc.

Jeffrey S. Cartwright, Chief Financial Officer

Tele:                           (714) 940-8060

E-mail:                  Jeff.Cartwright@NewHorizons.com